Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Heritage Commerce Corp
(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value(2)
	Equity	Preferred Stock(2)	457(o)
	Debt	Debt Securities(2)	457(o)
	Equity	Depositary Shares(2)	457(o)
		Purchase Contracts(3)	457(o)
		Warrants(4)	457(o)
		Units(5)	457(o)
	Unallocated (Universal) Shelf (1)		457(o)			$100,000,000	.0001102	$11,020
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$100,000,000		$11,020
Total Fees Previously Paid
	Total Fee Offsets (6)							$12,120
	Net Fee Due							-

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Heritage Commerce Corp	S-3	333-233667	September 9, 2019		$12,120	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$100,000,000
Fee Offset Sources	Heritage Commerce Corp	S-3	333-233667		September 9, 2019						$11,020

(1)	The Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) covers such presently indeterminate principal amount of common stock, no par value, preferred stock, debt securities, depositary shares, purchase contracts, warrants, units of Heritage Commerce Corp (together, the “Securities”), with a maximum aggregate offering price not to exceed $100,000,000. Such amount represents the issue price rather than the principal amount of debt securities at an original issue price. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, this Calculation of Filing Fee Table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)	Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are by their terms convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to anti-dilution provisions. In the event we elect to offer to the public fractional interests in our shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.
(3)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of our shares of common stock, preferred stock, debt securities or depositary shares at a future date or dates.
(4)	Warrants may be sold separately or together with our debt securities, preferred stock, common stock or depositary shares. Includes an indeterminate number of our debt securities, shares of preferred stock, shares of common stock or depositary shares to be issuable upon the exercise of warrants for such securities.
(5)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

(6)	Heritage Commerce Corp (the “Registrant”) previously filed a Registration Statement on Form S-3 (File No. 333-233667) (the “Prior Registration Statement”) with the Securities and Exchange Commission on September 9, 2019. The Prior Registration Statement registered an unallocated maximum aggregate offering price of $100,000,000 of securities. In connection with the filing of the Prior Registration Statement, the Registrant made a contemporaneous fee payment in the amount of $12,120. Of the $100,000,000 of securities registered under the Prior Registration Statement, $100,000,000 remain unsold (the “Unsold Securities”). The Registrant has completed all offerings under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $12,120 portion of the registration fee paid with the Prior Registration Statement associated with the Unsold Securities is being used as an offset against the $11,020 registration fee due herewith, resulting in a net registration fee due.